Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 29, 2022, and each included in this Post-Effective Amendment No. 101 to the Registration Statement (Form N-1A, File No. 002-38679) of Trust I and Post-Effective Amendment No. 19 to the Registration Statement (Form N-1A, No. 333-194601) of Trust III (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 22, 2022, with respect to the financial statements and financial highlights of  Pax World Funds Series Trust I (comprising Pax Sustainable Allocation Fund, Pax U.S. Sustainable Economy Fund, Pax Small Cap Fund, Pax High Yield Bond Fund, Pax Global Environmental Markets Fund, Pax International Sustainable Economy Fund, Pax Core Bond Fund, Pax Large Cap Fund, Pax Global Opportunities Fund, and Pax Global Sustainable Infrastructure Fund), and Pax World Funds Series Trust III (comprising Pax Ellevate Global Women’s Leadership Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 29, 2022